Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
2/5/2024	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Global comparable sales have grown 9% for the year and over 30% since 2019

•Systemwide sales* to loyalty members were over $20 billion for the full year and over $6 billion for the quarter across 50 loyalty markets, with full year growth of more than 45% over prior year

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2023.

“Our global comparable sales growth of 9% for the year is a testament to the tremendous dedication of the entire McDonald’s System," said McDonald's President and CEO Chris Kempczinski. "Strong execution of our Accelerating the Arches strategy has driven over 30% comparable sales growth since 2019 as our talented crew members, and the industry’s best franchisees and suppliers have demonstrated proven agility with a relentless focus on the customer. By evolving the way we work across the System, we remain confident in the resilience of our business amid macro challenges that will persist in 2024."

Fourth quarter financial performance:
•Global comparable sales increased 3.4%, reflecting positive comparable sales across all segments:
•U.S. increased 4.3%
•International Operated Markets segment increased 4.4%
•International Developmental Licensed Markets segment increased 0.7%, reflecting the impact of the war in the Middle East
•Consolidated revenues increased 8% (6% in constant currencies).
•Systemwide sales increased 6% (5% in constant currencies).
•Consolidated operating income increased 8% (6% in constant currencies). Results included $72 million of pre-tax charges related to the write-off of impaired software no longer in use and $66 million of pre-tax charges related to the Company's Accelerating the Arches growth strategy, including restructuring costs associated with Accelerating the Organization. Excluding these charges, consolidated operating income increased 14% (11% in constant currencies).**
•Diluted earnings per share was $2.80, an increase of 8% (5% in constant currencies). Excluding the charges described above of $0.15 per share, diluted earnings per share was $2.95, an increase of 14% (11% in constant currencies).**

Full year financial performance:
•Global comparable sales increased 9.0%, reflecting strong comparable sales across all segments:
•U.S. increased 8.7%
•International Operated Markets segment increased 9.2%
•International Developmental Licensed Markets segment increased 9.4%
•Consolidated revenues increased 10% (10% in constant currencies).
•Systemwide sales increased 10% (10% in constant currencies).
•Consolidated operating income increased 24% (24% in constant currencies). Results included $290 million of pre-tax charges related to the Company's Accelerating the Arches growth strategy, including restructuring costs associated with Accelerating the Organization and $72 million of pre-tax charges related to the write-off of impaired software no longer in use. Excluding these current year charges, as well as prior year pre-tax charges and gains of $1.3 billion and $271 million, respectively, consolidated operating income increased 16% (16% in constant currencies).**
•Diluted earnings per share was $11.56, an increase of 39% (38% in constant currencies). Excluding the current year charges described above of $0.38 per share, diluted earnings per share was $11.94, an increase of 18% (18% in constant currencies) when also excluding prior year charges and gains and a tax settlement.**

*Refer to page 5 for a definition of Systemwide sales.
**Refer to pages 3 and 4 for additional details on our results for the fourth quarter and full year 2023 and 2022.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2023	2022
U.S.	4.3%	10.3%
International Operated Markets	4.4	12.6
International Developmental Licensed Markets & Corporate	0.7	16.5
Total	3.4%	12.6%

•U.S.: Comparable sales results benefited from strong average check growth driven by strategic menu price increases. Successful restaurant level execution, effective menu and marketing campaigns and continued digital and delivery growth contributed to strong comparable sales results.

•International Operated Markets: Segment performance was driven by strong comparable sales in most markets, led by the U.K., Germany and Canada, partly offset by negative comparable sales in France.

•International Developmental Licensed Markets: Segment performance reflected positive comparable sales in all geographic regions, with the exception of the Middle East, which was impacted by the war in the region.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,406.2	$5,926.5	8%	6%	$25,493.7	$23,182.6	10%	10%
Operating income	2,801.9	2,582.7	8	6	11,646.7	9,371.0	24	24
Net income	2,039.0	1,903.4	7	5	8,468.8	6,177.4	37	37
Earnings per share-diluted	$2.80	$2.59	8%	5%	$11.56	$8.33	39%	38%

Results for 2023 included the following:
•Pre-tax charges of $72 million, or $0.08 per share, for the quarter and the year, related to the write-off of impaired software no longer in use
•Pre-tax charges of $66 million, or $0.07 per share, for the quarter and $290 million, or $0.30 per share, for the year, related to the Company's Accelerating the Arches growth strategy, including restructuring costs associated with its internal effort to modernize ways of working (Accelerating the Organization)
Results for 2022 included the following:
•Pre-tax charges of $1,281 million, or $1.44 per share, for the year, related to the sale of the Company's business in Russia
•Pre-tax gain of $271 million, or $0.40 per share, for the year, related to the Company's sale of its Dynamic Yield business
•$537 million, or $0.73 per share, for the year, of nonoperating expense related to the settlement of a tax audit in France

Excluding the above items, results for both periods reflected strong operating performance driven primarily by higher sales-driven Franchised margins.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended December 31,
	Net Income				Earnings per share - diluted
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,039.0	$1,903.4	7%	5%	$2.80	$2.59	8%	5%
(Gains)/charges	105.6	—			0.15	—
Tax Settlement	—	—			—	—
Non-GAAP	$2,144.6	$1,903.4	13%	10%	$2.95	$2.59	14%	11%

	Years Ended December 31,
	Net Income				Earnings per share - diluted
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$8,468.8	$6,177.4	37%	37%	$11.56	$8.33	39%	38%
(Gains)/charges	273.7	770.7			0.38	1.04
Tax Settlement	—	537.2			—	0.73
Non-GAAP	$8,742.5	$7,485.3	17%	16%	$11.94	$10.10	18%	18%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Restaurants in Russia were treated as permanently closed as of April 1, 2022 and therefore excluded from the calculation of comparable sales and comparable guest counts beginning in the second quarter of 2022. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Beginning in the first quarter of 2023, McDonald's excluded results from Argentina and Lebanon in the calculation of comparable sales due to hyperinflation (Venezuela continues to be excluded). Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. Systemwide sales to loyalty members is comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-operated and franchised restaurants. Systemwide sales to loyalty members are measured across approximately 50 markets with loyalty programs globally. Full year Systemwide sales to loyalty members represents an annual aggregation of quarterly sales to loyalty members active in the last 90 days. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2023.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on February 5, 2024. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 40,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on February 5, 2024. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2023	2022	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,474.1	$2,208.4	$265.7	12%
Revenues from franchised restaurants	3,868.6	3,645.0	223.6	6
Other revenues	63.5	73.1	(9.6)	(13)

TOTAL REVENUES	6,406.2	5,926.5	479.7	8

Operating costs and expenses
Company-operated restaurant expenses	2,074.7	1,872.3	202.4	11
Franchised restaurants-occupancy expenses	632.7	588.1	44.6	8
Other restaurant expenses	44.6	57.2	(12.6)	(22)
Selling, general & administrative expenses
Depreciation and amortization	90.5	91.4	(0.9)	(1)
Other	730.9	720.3	10.6	1
Other operating (income) expense, net	30.9	14.5	16.4	n/m
Total operating costs and expenses	3,604.3	3,343.8	260.5	8

OPERATING INCOME	2,801.9	2,582.7	219.2	8

Interest expense	360.2	322.9	37.3	12
Nonoperating (income) expense, net	(73.3)	(79.1)	5.8	(7)

Income before provision for income taxes	2,515.0	2,338.9	176.1	8
Provision for income taxes	476.0	435.5	40.5	9

NET INCOME	$2,039.0	$1,903.4	$135.6	7%

EARNINGS PER SHARE-DILUTED	$2.80	$2.59	$0.21	8%

Weighted average shares outstanding-diluted	727.8	736.0	(8.2)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2023	2022	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$9,741.6	$8,748.4	$993.2	11%
Revenues from franchised restaurants	15,436.5	14,105.8	1,330.7	9
Other revenues	315.6	328.4	(12.8)	(4)

TOTAL REVENUES	25,493.7	23,182.6	2,311.1	10

Operating costs and expenses
Company-operated restaurant expenses	8,224.1	7,380.9	843.2	11
Franchised restaurants-occupancy expenses	2,474.6	2,349.7	124.9	5
Other restaurant expenses	232.5	244.8	(12.3)	(5)
Selling, general & administrative expenses
Depreciation and amortization	381.7	370.4	11.3	3
Other	2,435.2	2,492.2	(57.0)	(2)
Other operating (income) expense, net	98.9	973.6	(874.7)	(90)
Total operating costs and expenses	13,847.0	13,811.6	35.4	—

OPERATING INCOME	11,646.7	9,371.0	2,275.7	24

Interest expense	1,360.8	1,207.0	153.8	13
Nonoperating (income) expense, net	(236.3)	338.6	(574.9)	n/m

Income before provision for income taxes	10,522.2	7,825.4	2,696.8	34
Provision for income taxes	2,053.4	1,648.0	405.4	25

NET INCOME	$8,468.8	$6,177.4	$2,291.4	37%

EARNINGS PER SHARE-DILUTED	$11.56	$8.33	$3.23	39%

Weighted average shares outstanding-diluted	732.3	741.3	(9.0)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2023	2022
Current assets		~~—~~ 	~~—~~
Cash and equivalents		$4,579.3	$2,583.8
Accounts and notes receivable		2,488.0	2,115.0
Other current assets		919.1	725.4

TOTAL CURRENT ASSETS		7,986.4	5,424.2

TOTAL OTHER ASSETS		9,738.4	8,672.1

LEASE RIGHT-OF-USE ASSET, NET		13,514.4	12,565.7

NET PROPERTY AND EQUIPMENT		24,907.6	23,773.6

TOTAL ASSETS		$56,146.8	$50,435.6

TOTAL CURRENT LIABILITIES		$6,859.0	$3,802.1

Long-term debt		37,152.9	35,903.5
Long-term lease liability		13,057.7	12,134.4
Other long-term liabilities		2,103.0	2,601.5
Deferred income taxes		1,680.9	1,997.5

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(4,706.7)	(6,003.4)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$56,146.8	$50,435.6

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2023	2022
Operating activities
Net income		$8,468.8	$6,177.4
Changes in working capital items		(108.0)	(644.6)
Other		1,251.1	1,853.9

CASH PROVIDED BY OPERATIONS		9,611.9	7,386.7

Investing activities
Capital expenditures		(2,357.4)	(1,899.2)
Sales and purchases of restaurant and other businesses and property sales		(151.0)	(322.2)
Other		(676.1)	(456.7)

CASH USED FOR INVESTING ACTIVITIES		(3,184.5)	(2,678.1)

Financing activities
Net short-term borrowings and long-term financing issuances and payments		2,992.8	1,197.6
Treasury stock purchases		(3,054.3)	(3,896.0)
Common stock dividends		(4,532.8)	(4,168.2)
Proceeds from stock option exercises and other		220.2	286.4

CASH USED FOR FINANCING ACTIVITIES		(4,374.1)	(6,580.2)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		(57.8)	(253.8)

CASH AND EQUIVALENTS INCREASE (DECREASE)		1,995.5	(2,125.4)

Cash and equivalents at beginning of year		2,583.8	4,709.2

CASH AND EQUIVALENTS AT END OF YEAR		$4,579.3	$2,583.8

Supplemental cash flow disclosures
Cash provided by operations		$9,611.9	$7,386.7
Less: Capital expenditures		(2,357.4)	(1,899.2)

FREE CASH FLOW		$7,254.5	$5,487.5